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                                                                    EXHIBIT 3.2
                                                                  EXECUTION COPY


                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

            AMERICAN EXPRESS RECEIVABLES FINANCING CORPORATION IV LLC
            ---------------------------------------------------------

         This Amended and Restated Limited Liability Company Agreement (together with the schedules attached hereto, this "Agreement") of American Express Receivables Financing Corporation IV LLC (the "Company"), is entered into by American Express Bank, FSB, a federally-chartered savings bank (the "Bank"), as the sole equity member (the "Member"), and Ruth K. Lavelle of Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, Delaware 19711, as the Special Member (as defined in Schedule A hereto). Capitalized terms used and not otherwise defined herein have the meanings set forth on Schedule A hereto.

         WHEREAS, the Member has heretofore formed the Company pursuant to the Delaware Limited Liability Company Act, 6 Del. C. ss.18-101, et seq., as amended from time to time (the "Act"), by filing the Certificate of Formation with the office of the Secretary of State of the State of Delaware on March 11, 2004, and entering into a Limited Liability Company Agreement of the Company, dated and effective as of March 11, 2004 (the "Original Limited Liability Company Agreement"); and

         WHEREAS, the Member desires to continue the Company as a limited liability company under the Act and to amend and restate the Original Limited Liability Company Agreement in its entirety.

         NOW, THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Name.

         The name of the limited liability company heretofore formed and continued hereby is American Express Receivables Financing Corporation IV LLC.

Section 2. Principal Business Office.

         The principal business office of the Company shall be located at 4315 South 2700 West, Salt Lake City, Utah 84184 or such other location as may hereafter be determined by the Member.

Section 3. Registered Office.

         The address of the registered office of the Company in the State of Delaware is c/o RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.

Section 4. Registered Agent.

         The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is RL&F Service Corp., One Rodney Square, 10th Floor, Tenth and King Streets, Wilmington, New Castle County, Delaware 19801.



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Section 5. Member.

         (a) The mailing address of the Member is set forth on Schedule B attached hereto. The Member was admitted to the Company as a member of the Company upon its execution of the Original Limited Liability Company Agreement and shall continue as a member of the Company upon its execution of a counterpart signature page to this Agreement.

         (b) Subject to Section 9(i), the Member may act by written consent.

         (c) Upon the occurrence of any event that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), the person acting as Independent Director pursuant to
Section 10 shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Company, automatically be admitted to the Company as a Special Member and shall continue the Company without dissolution. No Special Member may resign from the Company or transfer its rights as Special Member unless (i) a successor Special Member has been admitted to the Company as Special Member by executing a counterpart to this Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to
Section 10; provided, however, the Special Member shall automatically cease to be a member of the Company upon the admission to the Company of a substitute Member. The Special Member shall be a member of the Company that has no interest in the profits, losses and capital of the Company and has no right to receive any distributions of Company assets. Pursuant to Section 18-301 of the Act, a Special Member shall not be required to make any capital contributions to the Company and shall not receive a limited liability company interest in the Company. The Special Member, in its capacity as Special Member, may not bind the Company. Except as required by any mandatory provision of the Act, the Special Member, in its capacity as Special Member, shall have no right to vote on, approve or otherwise consent to any action by, or matter relating to, the Company, including, without limitation, the merger, consolidation or conversion of the Company. In order to implement the admission to the Company of the Special Member, the person acting as Independent Director pursuant to Section 10 shall execute a counterpart to this Agreement. Prior to its admission to the Company as Special Member, the person acting as Independent Director pursuant to
Section 10 shall not be a member of the Company.

Section 6. Certificates.

         Lisa Lambert is hereby designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, her powers as an "authorized person" ceased, and the Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The Member or an Officer shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in New York, Utah and in any other jurisdiction in which the Company may wish to conduct business.

         The existence of the Company as a separate legal entity shall continue until cancellation of the Certificate of Formation as provided in the Act.



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Section 7. Purposes. The purpose to be conducted or promoted by the Company is to engage in the following activities:

         (a)

                  (i) to execute and deliver and to perform its obligations under a Receivables Purchase Agreement with the Bank (the Receivables Purchase Agreement, as from time to time amended, supplemented or otherwise modified, the "Purchase Agreement"), to purchase or otherwise acquire assets from the Bank, to execute and deliver and to perform its obligations under any amendments and/or supplements, including any supplemental conveyances relating to the Purchase Agreement, and to engage in any activities necessary, appropriate or convenient in connection with the rights and obligations of the Company under the Purchase Agreement and in connection with the acquisition of assets from the Bank and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Purchase Agreement or the acquisition of assets from the Bank;

                  (ii) to purchase, acquire, own, hold, sell, dispose of, endorse, transfer, assign, pledge and finance the Purchased Assets (as defined in the Purchase Agreement) including, without limitation, to grant a security interest in the Purchased Assets;

                  (iii) to engage in any activities necessary to hold, receive, exchange, sell, transfer, otherwise dispose of and otherwise deal in and exercise all rights, powers, privileges, and all other incidents of ownership or possession with respect to, all of the Company's property, including without limitation, the Purchased Assets and any property or interest which may be acquired by the Company as a result of any distribution in respect of the Purchased Assets and any property received by the Company as a contribution from the Member;

                  (iv) to execute, deliver, incur debt and other obligations and perform its obligations under a Revolving Credit Agreement to be entered into by and between the Bank and the Company (as such may be amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), to execute and deliver, and to perform its obligations under, any amendments or supplements relating to the Credit Agreement, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Credit Agreement;

                  (v) to be substituted for the Bank and assume the rights and obligations of the Bank as Seller or Transferor and to become a Seller or Transferor and undertake all of the rights and obligations of a Seller or a Transferor under the terms of an Amended and Restated Pooling and Servicing Agreement by and among the Company, American Express Receivables Financing Corporation II and American Express Receivables Financing Corporation III LLC, as Transferors, American Express Travel Related Services Company, Inc., as Servicer, and The Bank of New York, as trustee (the "Trustee") with respect to the American Express Credit Account Master Trust (the "Trust") (as such may be amended, supplemented or otherwise modified from time to time, the "Pooling and Servicing Agreement") and under the terms of each Series Supplement thereto and to assume all of the rights and obligations of the Seller or Transferor under and with respect to other documents and agreements (including, without limitation, series supplements and credit enhancement documents) previously entered into by the Bank or its predecessors, as Seller or Transferor, related to the Trust and Trust Obligations issued by the Trust;



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                  (vi)     to be substituted for the Bank as a Transferor and to
                           assume all of the rights and obligations of a Transferor under existing Transfer and Administration Agreements each originally entered into by and among the Bank, as a Transferor, American Express Receivables Financing Corporation II, as a
                           Transferor, American Express Travel Related Services Company, Inc., as Administrator, and a separate Delaware statutory trust for each of which Wilmington Trust Company acts as owner trustee (each such agreement as it may be amended, supplemented or otherwise modified from time to time, a "Transfer Agreement");


                  (vii) to be substituted for the Bank as an Owner and a Transferor and to assume all of the rights and obligations of an Owner and a Transferor under existing Trust Agreements each of which relates to a separate Delaware statutory trust and each of which was originally entered into by and among the Bank, as a Transferor, American Express Receivables Financing Corporation II, as a Transferor, and Wilmington Trust Company, as owner trustee (each such agreement as it may be amended, supplemented or otherwise modified from time to time, a "Trust Agreement");

                  (viii) to execute and deliver, and to perform its obligations under, the Pooling and Servicing Agreement, to sell or otherwise transfer all or any of the Purchased Assets to the Trustee in connection therewith, to execute Trust Obligations issued under the Pooling and Servicing Agreement and any Series Supplements, to execute and deliver, and to perform its obligations under, any amendments, supplements or assignments, reassignments or reconveyances of receivables and other assets related to the Pooling and Servicing Agreement, to provide for the issuance of additional series of Trust Obligations under the Pooling and Servicing Agreement and to execute, deliver and perform its obligations under each additional Series Supplement and other documents related to the issuance of Trust Obligations and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to the Trust or Trust Obligations or relating to or contemplated by the Pooling and Servicing Agreement and the Series Supplements thereto;

                  (ix) to execute and deliver, and to perform its obligations under each document or agreement to which it becomes a party by substitution for the Bank, as Seller, as Transferor or as Owner and to execute and deliver, and to perform its obligations under any amendments or supplements related to the Transfer Agreements and Trust Agreements, and to engage in any activities necessary, appropriate or convenient, and to authorize, execute, deliver and perform any other agreement, notice or document, in connection with, relating to or contemplated by the Transfer Agreements and the Trust Agreements;



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                  (x)      to acquire, hold, enjoy, sell or otherwise transfer
                           and grant rights in all of the rights and privileges of any certificate, interest or other indicia of beneficial ownership issued by the Trust or any other Person to the Company pursuant to any trust agreement, purchase agreement, pooling and servicing agreement, indenture or other document and transfer such certificate, interest or other indicia of beneficial ownership interest to another Person;

                  (xi) to engage in any activities necessary, appropriate or convenient, and to authorize, execute and deliver any other agreement, notice or document (including the Basic Documents), in connection with or relating to the activities described above, including the filing of any notices, applications, financing statements, and other documents necessary, advisable or convenient to comply with any applicable laws, statutes, rules and regulation;

                  (xii) to acquire, own, hold, sell, transfer, service, convey, safekeep, dispose of, pledge, assign, borrow money against, finance, refinance or otherwise deal with, publicly or privately issued asset backed securities and whether with unrelated third parties or with affiliated entities; and

                  (xiii) to engage in any lawful act or activity and to exercise any powers permitted to limited liability companies organized under the laws of the State of Delaware that are related or incidental to and necessary, convenient or advisable for the accomplishment of the above mentioned purposes (including the entering into of interest rate or basis swap, cap, floor or collar agreements, currency exchange agreements or similar hedging transactions and referral, management, servicing and administration agreements).

         (b) The Company and the Member, or any Director or Officer (including any Vice President) on behalf of the Company, may enter into and perform the Basic Documents and all documents, agreements, instruments, certificates, assignments, reassignments, amendments, supplements or financing statements contemplated thereby or related thereto, all without any further act, vote or approval of the Member or any Director or Officer or other Person notwithstanding any other provision of this Agreement, the Act or applicable law, rule or regulation. The foregoing authorization shall not be deemed a restriction on the powers of the Member or any Director or Officer to enter into other agreements on behalf of the Company.

Section 8. Powers.

         Subject to Section 9(i), the Company, and the Board of Directors and the Officers of the Company on behalf of the Company, (i) shall have and exercise all powers necessary, convenient or incidental to accomplish its purposes as set forth in Section 7 and (ii) shall have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.



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Section 9. Management.

         (a) Board of Directors. Subject to Section 9(i), the business and affairs of the Company shall be managed by or under the direction of a Board of two or more Directors designated by the Member. Subject to Section 10, the total number of Directors on the Board shall be three, one of whom shall be an Independent Director pursuant to Section 10, unless the total number of Directors is otherwise fixed at a different number by an amendment hereto or a resolution signed by the Member. Each Director shall hold office until removed by a written instrument delivered by the Member or until such Director dies or is unable to serve. In the event of any such vacancy, the Member may fill the vacancy. Each Director shall execute and deliver the Management Agreement. Directors need not be a member of the Company. The current Directors designated by the Member are listed on Schedule D hereto. Subject to the terms of this Agreement, the Member hereby agrees that only the Board of Directors of the Company, Officers and authorized agents of the Company shall have the authority to bind the Company. Subject to the terms of this Agreement, no Member, by reason of its status as such, shall have any authority to act for or bind the Company but shall have only the right to vote on and approve the actions herein specified to be voted on or approved by any Member.

         (b) Powers. Subject to Section 9(i), the Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise. Subject to Sections 7 and 9, the Board of Directors has the authority to bind the Company.

         (c) Meeting of the Board of Directors. The Board of Directors of the Company may hold meetings, both regular and special, within or outside the State of Delaware. Regular meetings of the Board may be held without notice at such time and at such place as shall from time to time be determined by the Board. Special meetings of the Board may be called by the President or Secretary on not less than one day's notice (which notice may be waived) to each Director by telephone, facsimile, mail, telegram or any other means of communication, and special meetings shall be called by the President or Secretary in like manner and with like notice (which notice may be waived) upon the written request of any one or more of the Directors.

         (d) Quorum: Acts of the Board. At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and, except as otherwise provided in any other provision of this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any meeting of the Board, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if a majority of the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee, as the case may be.

         (e) Electronic Communications. Members of the Board, or any committee designated by the Board, may participate in meetings of the Board, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting. If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.



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         (f) Committees of Directors.

                  (i) The Board may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the Directors of the Company. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

                  (ii) In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (iii) Any such committee, to the extent provided in the resolution of the Board, and subject to, in all cases, Sections 9(i) and 10, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Company. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board. Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

         (g) Compensation of Directors; Expenses. The Board shall have the authority to fix the compensation of Directors. The Directors may be paid their expenses, if any, of attendance at meetings of the Board, which may be a fixed sum for attendance at each meeting of the Board or a stated salary as Director. No such payment shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

         (h) Directors as Agents. To the extent of their powers set forth in this Agreement and subject to Section 9(i), the Directors are agents of the Company for the purpose of the Company's business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the Company. Notwithstanding the last sentence of Section 18-402 of the Act, except as provided in this Agreement or in a resolution of the Directors, a Director may not bind the Company.

         (i) Limitations on the Company's Activities.

                  (i) This Section 9(i) is being adopted in order to comply with certain provisions required in order to qualify the Company as a "special purpose" entity.

                  (ii) The Member shall not, so long as any Trust Obligation is outstanding, amend, alter, change or repeal the definition of "Independent Director" or Sections 5(c), 7, 8, 9, 10, 16, 20, 21, 22, 23, 24, 25, 26,
                           29, 30 or 31 or Schedule A of this Agreement without the unanimous written consent of the Board (including the Independent Director). Subject to this Section 9(i), the Member reserves the right to amend, alter, change or repeal any provisions contained in this Agreement in accordance with Section 31.



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                  (iii)    Notwithstanding any other provision of this Agreement
                           and any provision of law that otherwise so empowers the Company, the Member, the Board, any Officer or any other Person, so long as any Trust Obligation is outstanding, none of the Member, the Board or any Officer or any other Person shall be authorized or empowered, nor shall they permit the Company, without the prior unanimous written consent of the Member and the Board (including the Independent Director), to take any Material Action; provided, however, that, so long as any Trust Obligation is outstanding, the Member and the Board may not vote on, or authorize the taking of, any Material Action, unless there is at least one Independent Director then serving in such capacity.

                  (iv) The Board and the Member shall cause the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if: (1) the Board shall determine that the preservation thereof is no longer desirable for the conduct of its business and that the loss thereof is not disadvantageous in any material respect to the Company and (2) the Rating Agency Condition is satisfied. The Board also shall cause the Company to:

                           (A) maintain its own separate office, books and records and bank accounts;

                           (B) at all times hold itself out to the public and all other Persons as a legal entity separate from the Member and any other Person;

                           (C) have a Board of Directors separate from that of the Member and any other Person;

                           (D) file its own tax returns, if any, as may be required under applicable law, to the extent
                                    (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

                           (E)      except as contemplated by the Basic
                                    Documents, not commingle its assets with assets of any other Person;

                           (F) conduct its business in its own name and strictly comply with all organizational formalities to maintain its separate existence;

                           (G) maintain separate financial statements; and, if consolidated with financial statements of Affiliates, include footnotes to the effect that the Company is a separate legal entity and that its assets are not (other than as provided in the Basic Documents) available to satisfy the claims of Affiliates;

                           (H) pay its own liabilities only out of its own funds;

                           (I) maintain an arm's length relationship with its Affiliates and the Member;



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                           (J)      pay the salaries of its own employees, if
                                    any;

                           (K)      other than as provided in the Basic
                                    Documents, not hold out its credit or assets as being available to satisfy the obligations of others;

                           (L) allocate fairly and reasonably any overhead for shared office space;

                           (M)      use separate stationery, invoices and
                                    checks;

                           (N) other than as expressly permitted under the Basic Documents, not pledge its assets for the benefit of any other Person;

                           (O) correct any known misunderstanding regarding its separate identity;

                           (P) maintain adequate capital in light of its contemplated business purpose, transactions and liabilities;

                           (Q) cause its Board of Directors to meet at least annually or act pursuant to written consent and keep minutes of such meetings and actions and observe all other Delaware limited liability company formalities;

                           (R)      not acquire any securities of the Member;
                                    and

                           (S) cause the Directors, Officers, agents and other representatives of the Company to act at all times with respect to the Company consistently and in furtherance of the foregoing and in the best interests of the Company.

                                    Failure of the Company, or the Member or Board on behalf of the Company, to comply with any of the foregoing covenants or any other covenants contained in this Agreement shall not affect the status of the Company as a separate legal entity or the limited liability of the Member or the Directors.

                  (v) So long as any Trust Obligation is outstanding, the Board shall not cause or permit the Company to:

                           (A) other than as expressly permitted under the Basic Documents, guarantee any obligation of any Person, including any Affiliate;

                           (B) engage, directly or indirectly, in any business other than the actions required or permitted to be performed under Section 7, the Basic Documents or this Section 9(i);

                           (C) incur, create or assume any indebtedness other than as expressly permitted under the Basic Documents or liabilities in the ordinary course of business relating to the ownership or management of the Purchased Assets and in amounts normal and reasonable under the circumstances;



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                           (D)      make or permit to remain outstanding any
                                    loan or advance to, or own or acquire any stock or securities of, any Person, except that the Company may invest in those investments permitted under the Basic Documents and may make any advance required or expressly permitted to be made pursuant to any provisions of the Basic Documents and permit the same to remain outstanding in accordance with such provisions;

                           (E) to the fullest extent permitted by law, engage in any dissolution, liquidation, consolidation, merger, asset sale or transfer of ownership interests other than such activities as are expressly permitted pursuant to any provision of the Basic Documents; or

                           (F) form, acquire or hold any subsidiary (whether corporate, partnership, limited liability company or other).

Section 10. Independent Director.

         As long as any Trust Obligation is outstanding, the Member shall cause the Company at all times to have at least one Independent Director who will be appointed by the Member. To the fullest extent permitted by law, including
Section 18-1101(c) of the Act, the Independent Director shall consider only the interests of the Company, including its respective creditors, in acting or otherwise voting on the matters referred to in Section 9(i)(iii). The Member may remove, with or without cause, the Independent Director at any time without the consent of any person, but no resignation or removal of an Independent Director, and no appointment of a successor Independent Director, shall be effective until such successor Independent Director shall (i) have accepted his or her appointment as an Independent Director by a written instrument, which may be a counterpart signature page to the Management Agreement and (ii) have executed a counterpart to this Agreement as required by Section 5(c). In the event of a vacancy in the position of Independent Director, the Member shall, as soon as practicable, appoint a successor Independent Director. All right, power and authority of the Independent Director shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in this Agreement. Except as provided in the second sentence of this Section 10, in exercising their rights and performing their duties under this Agreement, the Independent Director shall have a fiduciary duty of loyalty and care similar to that of a director of a business corporation organized under the General Corporation Law of the State of Delaware. No Independent Director shall at any time serve as trustee in bankruptcy for any Affiliate of the Company.

Section 11. Officers.

         (a) Officers. The Officers of the Company shall be chosen by the Board and shall consist of at least a President, a Secretary and a Treasurer. The Board of Directors may also choose one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board shall choose a President, a Secretary and a Treasurer. The Board may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board. The salaries of all Officers and agents of the Company shall be fixed by or in the manner prescribed by the Board. The Officers of the Company shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the Company shall be filled by the Board. The current Officers of the Company are listed on Schedule E hereto.

         (b) President. The President shall be the chief executive officer of the Company, shall preside at all meetings of the Board, shall be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Board are carried into effect. The President or any other Officer authorized by the President or the Board shall execute all bonds, notes, mortgages and other contracts (including, without limitation, the Basic Documents), except: (i) where required or permitted by law or this Agreement to be otherwise signed and executed, including Section 7(b);
(ii) where signing and execution thereof shall be expressly delegated by the Board to some other Officer or agent of the Company; and (iii) as otherwise permitted in Section 11(c). The President hereby authorizes the Vice President to execute the Basic Documents.

         (c) Vice President. In the absence of the President or in the event of the President's inability to act, the Vice President, if any (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Directors, or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (d) Secretary and Assistant Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Board and record all the proceedings of the meetings of the Company and of the Board in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or shall cause to be given, notice of all meetings of the Member, if any, and special meetings of the Board, and shall perform such other duties as may be prescribed by the Board or the President, under whose supervision the Secretary shall serve. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board (or if there be no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary's inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (e) Treasurer and Assistant Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board. The Treasurer shall disburse the funds of the Company as may be ordered by the Board, taking proper vouchers for such disbursements, and shall render to the President and to the Board, at its regular meetings or when the Board so requires, an account of all of the Treasurer's transactions and of the financial condition of the Company. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board (or if there be no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer's inability to act, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

         (f) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board not inconsistent with this Agreement, are agents of the Company for the purpose of the Company's business and, subject to Section 9(i), the actions of the Officers taken in accordance with such powers shall bind the Company.

         (g) Duties of Board and Officers. Except to the extent otherwise provided herein, each Director and Officer shall have a fiduciary duty of loyalty and care similar to that of directors and officers of business corporations organized under the General Corporation Law of the State of Delaware.

Section 12. Limited Liability.

         Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the Company, and neither the Member nor the Special Member nor any Director shall be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, Special Member or Director of the Company.

Section 13. Capital Contributions.

         The Member has contributed to the Company property of an agreed value as listed on Schedule B attached hereto. In accordance with Section 5(c), the Special Member shall not be required to make any capital contributions to the Company.

Section 14. Additional Contributions.

         The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company at any time upon the written consent of such Member. To the extent that the Member makes an additional capital contribution to the Company, the Member shall revise Schedule B of this Agreement. The provisions of this Agreement, including this Section 14, are intended to benefit the Member and the Special Member and, to the fullest extent permitted by law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor of the Company shall be a third-party beneficiary of this Agreement) and the Member and the Special Member shall not have any duty or obligation to any creditor of the Company to make any contribution to the Company or to issue any call for capital pursuant to this Agreement.

Section 15. Allocation of Profits and Losses.

         The Company's profits and losses shall be allocated to the Member.

Section 16. Distributions.

         Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to the Member on account of its interest in the Company if such distribution would violate the Act or any other applicable law or any Basic Document.

Section 17. Books and Records.

         The Board shall keep or cause to be kept complete and accurate books of account and records with respect to the Company's business. The books of the Company shall at all times be maintained by the Board. The Member and its duly authorized representatives shall have the right to examine the Company books, records and documents during normal business hours. The Company, and the Board on behalf of the Company, shall not have the right to keep confidential from the Member any information that the Board would otherwise be permitted to keep confidential from the Member pursuant to Section 18-305(c) of the Act. The Company's books of account shall be kept using the method of accounting determined by the Member. The Company's independent auditor, if any, shall be an independent public accounting firm selected by the Member.

Section 18.       Reports.

         (a) Upon reasonable demand by the Member, within 60 days after the end of each fiscal quarter, the Board shall cause to be prepared an unaudited report setting forth as of the end of such fiscal quarter:

                  (i) unless such quarter is the last fiscal quarter, a balance sheet of the Company; and

                  (ii) unless such quarter is the last fiscal quarter, an
                       income statement of the Company for such fiscal quarter.

         (b) Upon reasonable demand by the Member, the Board shall use diligent efforts to cause to be prepared and mailed to the Member, within 90 days after the end of each fiscal year, an audited or unaudited report setting forth as of the end of such fiscal year:

                  (i) a balance sheet of the Company;

                  (ii) an income statement of the Company for such fiscal year; and

                  (iii) a statement of the Member's capital account.

         (c) Upon reasonable demand by the Member, the Board shall, after the end of each fiscal year, use reasonable efforts to cause the Company's independent accountants, if any, to prepare and transmit to the Member as promptly as possible any such tax information as may be reasonably necessary to enable the Member to prepare its federal, state and local income tax returns relating to such fiscal year.

Section 19. Other Business.

         Notwithstanding any duty otherwise existing at law or in equity, the Member, the Special Member and any Affiliate of the Member or the Special Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others, and the Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.

Section 20. Exculpation and Indemnification.

         (a) Neither the Member nor the Special Member nor any Officer, Director, employee or agent of the Company and no employee, representative, agent or Affiliate of the Member or the Special Member (collectively, the "Covered Persons") shall, to the fullest extent permitted by law, be liable to the Company or any other Person that is a party to or is otherwise bound by this Agreement for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that a Covered Person shall be liable for any such loss, damage or claim incurred by reason of such Covered Person's knowing violation of law or willful misconduct.

         (b) To the fullest extent permitted by applicable law, a Covered Person shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of such Covered Person's gross negligence or willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 20 by the Company shall be provided out of and to the extent of Company assets only, and the Member and the Special Member shall not have personal liability on account thereof; and provided further, that so long as any Trust Obligation is outstanding, no indemnity payment from funds of the Company (as distinct from funds from other sources, such as insurance) of any indemnity under this Section 20 shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (c) To the fullest extent permitted by applicable law, expenses (including legal fees) incurred by a Covered Person defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of the Covered Person to repay such amount if it shall be determined that the Covered Person is not entitled to be indemnified as authorized in this Section 20.

         (d) A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any Person as to matters the Covered Person reasonably believes are within such other Person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, or any other facts pertinent to the existence and amount of assets from which distributions to the Member might properly be paid.

         (e) To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person that is a party to or is otherwise bound by this Agreement, such Covered Person acting under this Agreement shall not be liable to the Company or to any such other Covered Person for its good faith reliance on the provisions of this Agreement or any approval or authorization granted by the Company or any other Covered Person. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Member and the Special Member to replace such other duties and liabilities of such Covered Person.

         (f) So long as any Trust Obligation is outstanding, no expense of the Company shall be payable from amounts allocable to any other Person pursuant to the Basic Documents.

         (g) The foregoing provisions of this Section 20 shall survive any termination of this Agreement.

Section 21. Assignments.

         The Member may assign in whole or in part its limited liability company interest in the Company. Subject to Section 23, if the Member transfers all of its limited liability company interest in the Company pursuant to this Section 21, the transferee shall be admitted to the Company as a member of the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the transfer and, immediately following such admission, the transferor Member shall cease to be a member of the Company. Notwithstanding anything in this Agreement to the contrary, any successor to the Member by merger or consolidation in compliance with the Basic Documents shall, without further act, be the Member hereunder, and such merger or consolidation shall not constitute an assignment for purposes of this Agreement and the Company shall continue without dissolution.

Section 22. Resignation.

         So long as any Trust Obligation is outstanding, the Member may not resign, except as permitted under the Basic Documents and if the Rating Agency Condition is satisfied. If the Member is permitted to resign pursuant to this
Section 22, an additional member of the Company shall be admitted to the Company, subject to Section 23, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement, which instrument may be a counterpart signature page to this Agreement. Such admission shall be deemed effective immediately prior to the resignation and, immediately following such admission, the resigning Member shall cease to be a member of the Company.

Section 23. Admission of Additional Members.

         One or more additional members of the Company may be admitted to the Company with the written consent of the Member; provided, however, that, notwithstanding the foregoing, so long as any Trust Obligation remains outstanding, no additional Member may be admitted to the Company pursuant to
Section 21, 22 or 23 unless the Rating Agency Condition is satisfied; provided further that while any Trust Obligation remains outstanding, any assignment (including any pledge, participation, hypothecation or any other transfer) of a limited liability company interest in the Company and any admission of a Member pursuant to this Section 23 may be effected only upon delivery of a Tax Opinion (as defined in the Pooling and Servicing Agreement) to the Trustee with respect to such assignment or admission, as applicable.

Section 24. Dissolution.

         (a) The Company shall be dissolved, and its affairs shall be wound up upon the first to occur of the following: (i) the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act or (ii) the entry of a decree of judicial dissolution under Section 18-802 of the Act. Upon the occurrence of any event that causes the last remaining member of the Company to cease to be a member of the Company or that causes the Member to cease to be a member of the Company (other than (i) upon an assignment by the Member of all its limited liability company interest in the Company and the admission of the transferee pursuant to Sections 21 and 23, or (ii) the resignation of the Member and the admission of an additional member of the Company pursuant to Sections 22 and 23), to the fullest extent permitted by law, the personal representative of such member is hereby authorized to, and shall, within 90 days after the occurrence of the event that terminated the continued membership of such member in the Company, agree in writing (i) to continue the Company and (ii) to the admission of the personal representative or its nominee or designee, as the case may be, as a substitute member of the Company, effective as of the occurrence of the event that terminated the continued membership of the last remaining member of the Company or the Member in the Company.

         (b) Notwithstanding any other provision of this Agreement, the Bankruptcy of the Member or Special Member shall not cause the Member or Special Member, respectively, to cease to be a member of the Company and upon the occurrence of such an event, the Company shall continue without dissolution.

         (c) Notwithstanding any other provision of this Agreement, each of the Member and the Special Member waives any right it might have to agree in writing to dissolve the Company upon the Bankruptcy of the Member or a Special Member, or the occurrence of an event that causes the Member or the Special Member to cease to be a member of the Company.

         (d) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

         (e) The Company shall terminate when (i) all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company shall have been distributed to the Member in the manner provided for in this Agreement and (ii) the Certificate of Formation shall have been canceled in the manner required by the Act.

Section 25. Waiver of Partition; Nature of Interest.

         Except as otherwise expressly provided in this Agreement, to the fullest extent permitted by law, each of the Member and the Special Member hereby irrevocably waives any right or power that such Person might have to cause the Company or any of its assets to be partitioned, to cause the appointment of a receiver for all or any portion of the assets of the Company, to compel any sale of all or any portion of the assets of the Company pursuant to any applicable law or to file a complaint or to institute any proceeding at law or in equity to cause the dissolution, liquidation, winding up or termination of the Company. The Member shall not have any interest in any specific assets of the Company, and the Member shall not have the status of a creditor with respect to any distribution pursuant to Section 16 hereof. The interest of the Member in the Company is personal property.

Section 26. Benefits of Agreement; No Third-Party Rights.

         None of the provisions of this Agreement shall (with the exception of the Trustee under the Basic Documents while the Trust Obligations remain outstanding) be for the benefit of or enforceable by any creditor of the Company or by any creditor of the Member or the Special Member. Nothing in this Agreement shall be deemed to create any right in any Person (other than Covered Persons) not a party hereto, and this Agreement shall not be construed in any respect to be a contract in whole or in part for the benefit of any third Person (except as provided in Section 29).

Section 27. Severability of Provisions.

         Each provision of this Agreement shall be considered severable and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement which are valid, enforceable and legal.

Section 28. Entire Agreement.

         This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.

Section 29. Binding Agreement.

         Notwithstanding any other provision of this Agreement, the Member agrees that this Agreement, including, without limitation, Sections 7, 8, 9, 10, 20, 21, 22, 23, 24, 26, 29 and 31, constitutes a legal, valid and binding agreement of the Member, and is enforceable against the Member by the Independent Director, in accordance with its terms. In addition, the Independent Director shall be an intended beneficiary of this Agreement.

Section 30. Governing Law.

         This Agreement shall be governed by and construed under the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

Section 31. Amendments.

         Subject to Section 9(i), this Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member. Notwithstanding anything to the contrary in this Agreement, so long as any Trust Obligation is outstanding, this Agreement may not be modified, altered, supplemented or amended unless the Rating Agency Condition is satisfied except: (i) to cure any ambiguity or (ii) to convert or supplement any provision in a manner consistent with the intent of this Agreement and the other Basic Documents.

Section 32. Counterparts.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Agreement and all of which together shall constitute one and the same instrument.

Section 33. Notices.

         Any notices required to be delivered hereunder shall be in writing and personally delivered, mailed or sent by telecopy, electronic mail or other similar form of rapid transmission, and shall be deemed to have been duly given upon receipt (a) in the case of the Company, to the Company at its address in
Section 2, (b) in the case of the Member, to the Member at its address as listed on Schedule B attached hereto and (c) in the case of either of the foregoing, at such other address as may be designated by written notice to the other party.

         IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, have duly executed this Amended and Restated Limited Liability Company Agreement as of the 16th day of April, 2004.


                                  MEMBER:

                                  AMERICAN EXPRESS BANK, FSB

                                  By: /s/ Julie M. Lindquist
                                      --------------------------------------
                                      Name: Julie M. Lindquist
                                      Title: President & Chief Operating Officer


                                  SPECIAL MEMBER/INDEPENDENT
                                  DIRECTOR:

                                  /s/ Ruth K. Lavelle
                                  ------------------------------------------
                                  Name:  Ruth K. Lavelle

                                   SCHEDULE A

                                   Definitions
                                   -----------

A. Definitions

         When used in this Agreement, the following terms not otherwise defined herein have the following meanings:

         "Act" has the meaning set forth in the preamble to this Agreement.

         "Administrative Services and Premises Agreement" shall mean the administrative services and premises agreement, expected to be dated as of April 16, 2004, by and among American Express Travel Related Services Company, Inc., the Bank, American Express Receivables Financing Corporation III LLC and the Company, as the same may be amended, supplemented or otherwise modified from time to time.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly Controlling or Controlled by or under direct or indirect common Control with such Person.

         "Agreement" means this Amended and Restated Limited Liability Company Agreement of the Company, together with the schedules attached hereto, as amended, restated or supplemented or otherwise modified from time to time.

         "Bankruptcy" means, with respect to any Person, if such Person (i) makes an assignment for the benefit of creditors, (ii) files a voluntary petition in bankruptcy, (iii) is adjudged bankrupt or insolvent, or has entered against it an order for relief, in any bankruptcy or insolvency proceedings,
(iv) files a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against it in any proceeding of this nature, (vi) seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator of the Person or of all or any substantial part of its properties, (vii) if 120 days after the commencement of any proceeding against the Person seeking reorganization, arrangement, composition, readjustment, liquidation or similar relief under any statute, law or regulation, the proceeding has not been dismissed, or if within 90 days after the appointment without such Person's consent or acquiescence of a trustee, receiver or liquidator of such Person or of all or any substantial part of its properties, the appointment is not vacated or stayed, or if within 90 days after the expiration of any such stay, the appointment is not vacated, or (viii) admits in writing its inability to pay its debts generally as such debts become due. The foregoing definition of "Bankruptcy" is intended to replace and shall supersede and replace the definition of "Bankruptcy" set forth in Sections 18-101(1) and 18-304 of the Act.

         "Basic Documents" means (i) the Pooling and Servicing Agreement, (ii) the Purchase Agreement, (iii) the Credit Agreement, (iv) the Administrative Services and Premises Agreement, (v) the Series Supplements, (vi) the Trust Agreements, (vii) the Transfer Agreements, (viii) the Trust Obligations, (ix) the First Amendment to the American Express Credit Account Secured Note Trust 2004-1 Trust Agreement, dated on or about April 16, 2004, among American Express Centurion Bank, the Company, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and Wilmington Trust Company, as owner trustee, (x) the First Amendment to the American Express Credit Account Secured Note Trust 2004-1 Transfer and

Administration Agreement, dated on or about April 16, 2004, among American Express Centurion Bank, the Company, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC, American Express Travel Related Services Company, Inc. and the American Express Credit Account Secured Note Trust 2004-1, (xi) the Omnibus Amendment to the Series Supplements, dated on or about April 16, 2004, among American Express Centurion Bank, the Company, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC, American Express Travel Related Services Company, Inc. and the Trustee, (xii) the Amended and Restated Transferors' Agreement, dated on or about April 16, 2004, among the Company, American Express Receivables Financing Corporation II, American Express Receivables Financing Corporation III LLC and American Express Travel Related Services Company, Inc., (xiii) the Assignment and Bill of Sale, dated on or about April 16, 2004, among American Express Centurion Bank, the Company and American Express Receivables Financing Corporation III LLC and (xiv) all documents, instruments and certificates contemplated thereby or delivered in connection therewith, and all amendments thereto.

         "Board" or "Board of Directors" means the Board of Directors of the Company.

         "Certificate of Formation" means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware on March 11, 2004, as amended or amended and restated from time to time.

         "Company" means American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities or general partnership or managing member interests, by contract or otherwise. "Controlling" and "Controlled" shall have correlative meanings. Without limiting the generality of the foregoing, a Person shall be deemed to Control any other Person in which it owns, directly or indirectly, a majority of the ownership interests.

         "Covered Persons" has the meaning set forth in Section 20(a).

         "Credit Agreement" means the Revolving Credit Agreement entered into by the Bank and the Company, as from time to time amended, supplemented or otherwise modified.

         "Directors" means the Persons elected to the Board of Directors from time to time by the Member, including the Independent Director, in their capacity as managers of the Company. A Director is hereby designated as a "manager" of the Company within the meaning of Section 18-101(10) of the Act.

         "Independent Director" means a natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not:
(i) an employee, director, stockholder, partner, agent, consultant, advisor, attorney, accountant or officer of the Company or any of its Affiliates (other than his or her service as an Independent Director or other similar capacity and/or Special Member of the Company or any of such Affiliates); (ii) a customer or supplier of the Company or any of its Affiliates; or (iii) any member of the immediate family of a person described in (i) or (ii).

         "Management Agreement" means the agreement of the Directors in the form attached hereto as Schedule C. The Management Agreement shall be deemed incorporated into, and a part of, this Agreement.

         "Material Action" means to consolidate or merge the Company with or into any Person, or sell all or substantially all of the assets of the Company, or to institute proceedings to have the Company be adjudicated bankrupt or insolvent, or consent to the institution of bankruptcy or insolvency proceedings against the Company or file a petition seeking, or consent to, reorganization or relief with respect to the Company under any applicable federal or state law relating to bankruptcy, or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or a substantial part of its property, or make any assignment for the benefit of creditors of the Company, or admit in writing the Company's inability to pay its debts generally as they become due, or take action in furtherance of any such action, or, to the fullest extent permitted by law, dissolve or liquidate the Company.

         "Member" means American Express Bank, FSB, as the member of the Company, and includes any Person admitted as an additional member of the Company or a substitute member of the Company pursuant to the provisions of this Agreement, each in its capacity as a member of the Company; provided, however, that the term "Member" shall not include the Special Member.

         "Officer" means an officer of the Company described in Section 11.

         "Person" means any individual, corporation, partnership, joint venture, limited liability company, limited liability partnership, association, joint stock company, trust, unincorporated organization, or other organization, whether or not a legal entity, and any governmental authority.

         "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of May 16, 1996, as amended and restated on or about April 16, 2004, by and among the Company, American Express Receivables Financing Corporation II and American Express Receivables Financing Corporation III LLC, as Transferors, American Express Travel Related Services Company, Inc., as Servicer, and the Trustee with respect to the Trust, as from time to time amended, supplemented or otherwise modified.

         "Purchase Agreement" means the Receivables Purchase Agreement entered into by the Bank and the Company, as from time to time amended, supplemented or otherwise modified.

         "Rating Agency" has the meaning assigned to that term in the Pooling and Servicing Agreement.

         "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten days prior notice thereof and that each of the Rating Agencies shall have notified the Company in writing prior to such action that such action will not result in a reduction or withdrawal of the then current rating of any Series or Class (each as defined in the Pooling and Servicing Agreement) with respect to which it is a Rating Agency.

         "Seller" has the meaning assigned thereto in the Purchase Agreement.

         "Series Supplement" means any supplement to the Pooling and Servicing Agreement executed and delivered in connection with the original issuance of Investor Certificates (as defined in the Pooling and Servicing Agreement) of a series, whether executed and delivered prior to or after the date of this Agreement, and all amendments and supplements thereto.

         "Special Member" means, upon such person's admission to the Company as a member of the Company pursuant to Section 5(c), a person acting as Independent Director, in such person's capacity as a member of the Company. A Special Member shall only have the rights and duties expressly set forth in this Agreement.

         "Transfer Agreement" has the meaning set forth in Section 7(a). For purposes of the definition of "Basic Documents," the term "Transfer Agreement" shall also mean any other similar agreement or agreements entered into from time to time by the Company as Transferor and pursuant to which the Company will transfer an interest in the Trust to a trust.

         "Transferor" has the meaning assigned thereto in the Pooling and Servicing Agreement or in the related Transfer Agreement, as the context requires.

         "Trust" means the American Express Credit Account Master Trust heretofore created and continued under the terms of the Pooling and Servicing Agreement.

         "Trust Agreement" has the meaning set forth in Section 7(a). For purposes of the definition of "Basic Documents," the term "Trust Agreement" shall also mean any other trust agreements entered into from time to time by the Company providing for the creation of a trust to which the Company shall transfer an interest in the Trust.

         "Trust Obligation" means any Investor Certificate (as defined in the Pooling and Servicing Agreement) or other interest in the Trust issued under the Pooling and Servicing Agreement and any supplement thereto.

         "Trustee" means The Bank of New York, a New York banking corporation, as the trustee under the Pooling and Servicing Agreement.

B. Rules of Construction

         Definitions in this Agreement apply equally to both the singular and plural forms of the defined terms. The words "include" and "including" shall be deemed to be followed by the phrase "without limitation." The terms "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section, paragraph or subdivision. The Section titles appear as a matter of convenience only and shall not affect the interpretation of this Agreement. All Section, paragraph, clause, Exhibit or Schedule references not attributed to a particular document shall be references to such parts of this Agreement.

                                   SCHEDULE B

                                     Member


                                                                 Agreed Value of                Membership
         Name                          Mailing Address         Capital Contribution              Interest
------------------------------ ---------------------------- --------------------------- ----------------------------
American Express Bank, FSB     4315 South 2700 West                    $100                        100%
                               Salt Lake City, Utah 84184
------------------------------ ---------------------------- --------------------------- ----------------------------


                                   SCHEDULE C

                              Management Agreement
                              --------------------

                                 April 16, 2004

American Express Receivables Financing Corporation IV LLC
4315 South 2700 West
Salt Lake City, Utah 84184

          Re: Management Agreement -- American Express Receivables Financing Corporation IV LLC

Ladies and Gentlemen:

         For good and valuable consideration, each of the undersigned persons, who have been designated as directors of American Express Receivables Financing Corporation IV LLC, a Delaware limited liability company (the "Company"), in accordance with the Amended and Restated Limited Liability Company Agreement of the Company, dated as of April 16, 2004, as it may be amended or restated from time to time (the "LLC Agreement"), hereby agrees as follows:

         1. Each of the undersigned accepts such person's rights and authority as a Director under the LLC Agreement and agrees to perform and discharge such person's duties and obligations as a Director under the LLC Agreement, and further agrees that such rights, authorities, duties and obligations under the LLC Agreement shall continue until such person's successor as a Director is designated or until such person's resignation or removal as a Director in accordance with the LLC Agreement. Each of the undersigned agrees and acknowledges that it has been designated as a "manager" of the Company within the meaning of the Delaware Limited Liability Company Act.

         2. So long as any Trust Obligation is outstanding, each of the undersigned agrees, solely in its capacity as a creditor of the Company on account of any indemnification or other payment owing to the undersigned by the Company, not to acquiesce, petition or otherwise invoke or cause the Company to invoke the process of any court or governmental authority for the purpose of commencing or sustaining an involuntary case against the Company under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Company or any substantial part of the property of the Company, or ordering the winding up or liquidation of the affairs of the Company.

         3. THIS MANAGEMENT AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ALL RIGHTS AND REMEDIES SHALL BE GOVERNED BY SUCH LAWS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         Initially capitalized terms used and not otherwise defined herein have the meanings set forth in the LLC Agreement.

         This Management Agreement may be executed in any number of counterparts, each of which shall be deemed an original of this Management Agreement and all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Management Agreement as of the day and year first above written.




                                     By:
                                         ---------------------------
                                        Name: David L. Yowan
                                        Title: Director


                                     By:
                                         ---------------------------
                                        Name: Lisa Lambert
                                        Title: Director


                                     By:
                                         ---------------------------
                                        Name: Ruth K. Lavelle
                                        Title: Director

                                   SCHEDULE D
                                   ----------

   DIRECTORS
   ---------

1. David L. Yowan

2. Lisa Lambert

3. Ruth K. Lavelle

                                   SCHEDULE E
                                   ----------


OFFICERS                                 TITLE
--------                                 -----

David L. Yowan                           President

Lisa Lambert                             Vice President and Treasurer

Corey Chin                               Vice President and Secretary








                                      E-1